

The OurPet's Co.

Unleashing great ideas in pet care.™

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products under the OurPet's and Pet Zone brands in the U.S. and overseas.

Three Months Ended March 31, 2015

- Net revenue increased 7% to $5.6 million
- Gross profit margin of 30.3%
- Net income increased 59% to $213,792
- Earnings per share of $0.01

Market Trends

U.S. Pet Industry

- 3rd largest consumer market ($71 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
  - $1,135 for dogs
  - $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales expected to be $12.5 billion in 2014
- Forecasted CAGR of 8% -10% through 2017
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Dual Brand Strategy

OurPets — We get the love™

PET ZONE — We get the joy™

- OurPets products sold exclusively through the Pet Specialty channel
- OurPets satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support
- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Strategic Product Categories:

Feline Waste Management Solutions	Interactive cat & dog toys, health & beauty products	Healthy feeding systems



Proprietary Products

OurPet's Company has been granted or assigned 82 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 62 United States and international patents pending for cat and dog toys, dog feeders and waste management products.

Market	OTCQX
Ticker symbol	OPCO
At March 31, 2015:	
Share price	$0.70
P/E Ratio	17.5
Market capitalization	$12.3
Price/Book	1.8x
Price/Sales	0.6x

Dollars in millions, except share price.

Annual Net Revenue



$millions
25
20
15
10
5
0
CAGR 10%
$14.3
$17.1
$19.7
$20.2
$21.6
$22.8
$23.2
2009
2010
2011
2012
2013
2014
2015

Annual Net Income



$thousands
$2
$1
$0
CAGR 2%
$776
$987
$121
$193
$1,071
$769
$849
2009
2010
2011
2012
2013
2014
2015

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months March 31,			For the Year Ended December 31,		
	2015	2014	% Change	2014	2013	% Change
Net revenue	$ 5,597,322	$ 5,214,471	7	$ 22,770,562	21,554,106	6
Gross profit	1,694,345	1,553,901	9	6,810,959	6,678,607	2
Income from operations	356,313	240,936	48	1,202,025	1,717,805	(30)
Income before income taxes	336,529	215,527	56	1,142,282	1,731,888	(34)
Income tax (expense)	122,737	81,100	51	373,007	660,893	(44)
Net income	213,792	$ 134,427	59	769,275	1,070,995	(28)
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:						
Net Income	$ 0.01	$ 0.01		$ 0.04	0.06	
Weighted average number of common shares outstanding used to calculate basic earnings per share	17,553,077	16,695,076		17,046,577	16,149,942	
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	19,267,328	18,297,348		18,159,204	18,256,177	

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Specific Pet Industry Trends

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty

- Petco
- Petsmart
- Petsupermarket
- Pet Supplies Plus
- petvalu

Food, Drug & Mass

Grocery
- Kroger
- Publix

Mass
- Meijer
- Kmart
- Walmart

E-commerce
- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Wag
- Walmart.com

"Our first quarter margins benefited from improved product mix and tight cost controls... An integral part of our ongoing efforts is the roll-out of the dual-brand strategy as we continue to work with customers to ensure a smooth transition. We expect that these activities will continue throughout the remainder of this year."

Dr. Steven Tsengas, *Chairman and CEO*

OurPet's — We get the love™

PET ZONE — We get the joy™

The OurPet's Co.®
Unleashing great ideas in pet care.®

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQB: OPCO • Member of APPA • NASC • RILA